Exhibit 99.1

Millipore Reports Second Straight Year

of Strong Revenue and Earnings Growth

Company generates double-digit annual revenue growth in both its Bioscience and Bioprocess Divisions

BILLERICA, Mass. – February 1, 2007 – Millipore Corporation (NYSE:MIL), a leading provider of products and services that improve productivity and results in biopharmaceutical manufacturing and in clinical, analytical and research laboratories, today reported financial results for its fourth quarter and full year ended December 31, 2006.

Revenues for the fourth quarter grew 49 percent totaling $383.1 million. Changes in foreign exchange rates during the quarter increased total revenue growth by 4 percent. Excluding currency rate changes and revenues from the Company’s acquisition of Serologicals, Millipore’s total revenue growth in the fourth quarter was 9 percent, which included 12 percent growth in its Bioscience Division and 7 percent growth in its Bioprocess Division.

For the full year, revenues grew 27 percent totaling $1.26 billion. Changes in foreign exchange rates increased total revenue growth by 1 percent during 2006. Excluding currency rate changes and revenues from the Company’s acquisition of Serologicals, Millipore’s total revenue growth in 2006 was 11 percent. This performance included 10 percent growth from Millipore’s Bioscience Division and 12 percent growth from its Bioprocess Division.

On a GAAP basis, the Company reported fourth quarter net income of $18.5 million, or $0.34 per share. Non-GAAP net income grew approximately 50 percent in the fourth quarter to $49.1 million, or $0.90 per share, compared to non-GAAP net income of $32.7 million, or $0.62 per share in the fourth quarter of 2005. For the full year, Millipore reported net income of $97.0 million, or $1.79 per share. Non-GAAP net income for 2006 grew 24 percent to $164.9 million, or $3.04 per share. A reconciliation of all GAAP to non-GAAP financial measures is provided in the Company’s financial tables accompanying this press release.

“For the second year in a row we generated attractive revenue and earnings growth,” said Martin Madaus, Chairman & CEO of Millipore. “The transformational changes we have implemented are driving higher-levels of performance throughout the organization and we have greatly expanded our future market opportunities through the acquisitions we completed in 2006. In the last two years, we have significantly improved our execution and increased the growth of both of our divisions, particularly our Bioscience Division which has doubled its adjusted currency growth rate since 2004. I am very proud of our employees who have delivered these great results, even while acquiring and integrating four companies during this time.

“In 2006, we successfully executed on several initiatives to increase our profitability, which enabled us to grow our non-GAAP earnings per share by 18 percent. These initiatives included reducing our manufacturing costs and increasing the efficiency of our supply chain, driving increased leverage from our SG&A investments, and completing accretive acquisitions. As we move forward, we expect the balanced growth profile between both divisions will enable us to maximize our growth and profitability. Our focus this year will be on driving returns and generating cash flow from the substantial investments we made in 2006.”

2006 Highlights

•	Generated second straight year of double-digit revenue growth, while meeting revenue and earnings targets

•	Bioscience Division performance driven by strong growth in laboratory water, successful new product launches, and execution of new go-to-market initiatives

•	Bioprocess Division performance driven by strong consumable sales to its biopharmaceutical customers for filtration and chromatography products

•	Since 2004, increased non-GAAP gross margins by 160 basis points and non-GAAP operating margins by 290 basis points

•	Completed strategic acquisition of Serologicals to broaden Millipore’s product portfolio into fast growing markets

•	Expanded disposable manufacturing solution with acquisition of Newport Bio Systems

•	Opened new $50 million R&D Center for Bioprocess Division

Revenue Growth by Geography ($ millions):

	Three Months Ended			Twelve Months Ended
	Dec. 31, 2006	Dec. 31, 2005	% Growth	Dec. 31, 2006	Dec. 31, 2005	% Growth
Americas	$183.2	$109.8	67%	$564.8	$419.6	35%
Europe	143.7	103.4	39%	491.0	399.6	23%
Asia/Pacific	56.2	43.1	30%	199.6	171.8	16%

Total	$383.1	$256.3	49%	$1,255.4	$991.0	27%

Revenue Growth by Division ($ millions):

	Three Months Ended			Twelve Months Ended
	Dec. 31, 2006	Dec. 31, 2005	% Growth	Dec. 31, 2006	Dec. 31, 2005	% Growth
Bioprocess	$224.3	$157.6	42%	$749.8	$601.4	25%
Bioscience	158.8	98.7	61%	505.6	389.6	30%

Total	$383.1	$256.3	49%	$1,255.4	$991.0	27%

Quarterly Earnings Call

Millipore will host a conference call and webcast to discuss its financial results, business outlook, and related corporate and financial matters at 4:45 p.m. Eastern Time today. The call can be accessed through Millipore’s website: http://www.millipore.com. A replay of the call will be archived on the Investor Relations section of the website and will also be available via telephone by dialing (800) 642-1687 or (706) 645-9291 and entering confirmation code: 6883087. The telephonic replay will be available beginning at 8:00 p.m. ET on February 1, 2007 until 8:00 p.m. ET on February 4, 2007.

About Millipore

Millipore is a leading provider of products and services that improve productivity and results in biopharmaceutical manufacturing and in clinical, analytical and research laboratories. The Company is organized in two operating divisions. Its Bioprocess Division helps pharmaceutical and biotechnology companies to optimize their manufacturing productivity, ensure the quality of drugs, and scale up the production of difficult-to-manufacture biologics. Its Bioscience Division helps optimize laboratory productivity and workflows by providing reagents, kits and other enabling technologies and products for life science research and development. Millipore has a deep understanding of its customers’ research and manufacturing process needs, and offers reliable and innovative tools, technologies and services. The Company is part of the S&P 500 Index and employs approximately 5,800 employees worldwide. For additional information on Millipore Corporation, please visit its website at: www.millipore.com.

Use of Non-GAAP Financial Measures

The non-GAAP financial measures used in this press release – which are non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP pre-tax income, non-GAAP net income, and non-GAAP diluted earnings per share – exclude stock based compensation expense, costs related to our manufacturing consolidation strategy, severance related to leadership changes and division consolidation, acquisition and financing expenses related to the acquisition of Serologicals, amortization of intangible assets, inventory fair value adjustments and in-process R&D write-off related to business acquisitions, retirement plan curtailment charges and accrual for environmental site remediation costs, professional fees related to repatriation of foreign earnings, income tax effect of repatriation of foreign earnings under the American Jobs Creation Act and a change in tax valuation allowance. There are limitations in using non-GAAP financial measures as they are not prepared in accordance with generally accepted accounting principles and may be different than non-GAAP financial measures used by other companies.

We believe that the non-GAAP financial measures provide useful and supplementary information to investors regarding our quarterly performance. It is our belief that these non-GAAP financial measures have been particularly useful to investors over the last couple of years because of the significant changes that have occurred outside of our day-to-day business in accordance with the execution of our new strategy. This strategy includes strengthening our leadership position with bioscience customers, becoming a strategic supplier in bioscience research markets, leading our industry in product quality and manufacturing effectiveness, becoming a magnet for talent, and doubling the value of the Company between 2004 and 2009. The financial impact of certain elements of these activities, particularly leadership changes, our manufacturing consolidation strategy, division consolidation, and acquisitions, are often large relative to our overall financial performance and most of the related charges are recorded in one or two financial quarters but not in other financial quarters, which can adversely affect the comparability of our results on a period-to-period comparable basis. In addition, certain activities, such as the significant costs associated with consolidating manufacturing facilities, business acquisitions, curtailment of retirement plan, environmental site remediation costs, professional fees and income tax expense related to the repatriation of foreign earnings under the American Jobs Creation Act, happen infrequently and the underlying costs associated with such activities impact a limited number of quarters significantly, but do not recur. As an example, the scope and scale of our manufacturing consolidation strategy was the largest in our history. When we complete this initiative, we will have closed eight manufacturing plants. Beginning in the first quarter of 2006, we excluded stock based compensation expense from our non-GAAP results.

We regularly use non-GAAP financial measures internally to understand, manage, and evaluate our business results and make operating decisions. We also measure our employees and compensate them, in part, based on such non-GAAP measures. For the same reasons, we also use this information for our forecasting activities. The non-GAAP financial measures presented herein also facilitate comparisons to our historical operating results, which have consistently been presented in this manner.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material effect on our reported results and, therefore, should not be relied upon as the sole financial measures to evaluate our financial results. The non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with, GAAP financial measures. Investors are encouraged to review the reconciliation of the financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release. Our earnings guidance, however, is only provided on a non-GAAP basis. It is not feasible to provide GAAP diluted earnings per share guidance because the items excluded, other than amortization expense, are difficult to predict and estimate and are primarily dependent on future events.

Forward Looking Statements:

The matters discussed herein, as well as in future oral and written statements by management of Millipore Corporation that are forward-looking statements, are based on current management expectations that involve substantial risks and uncertainties which could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements.

Potential risks and uncertainties that could affect Millipore’s future operating results include, without limitation, the inability to successfully integrate Serologicals or other acquired businesses; failure to achieve design wins into our pharmaceutical and biotechnology customers’ manufacturing design phase for a particular drug; delay, suspension or termination of a customer’s volume production; lack of availability of raw materials or component products on a timely basis; regulatory delay in the approval of new therapeutics; limitations on cash flow for operations and investment due to increased debt service obligations; the inability to establish and maintain necessary product and process quality levels; reduced demand for cell culture products using bovine serum; the inability to realize the expected benefits of development, marketing, licensing and other alliances; competitive factors such as new membrane or chromatography technology; the inability to achieve anticipated cost benefits of our supply chain initiative; risks relating to our concentration of principal manufacturing operations; the inability to utilize technology in current or planned products due to overriding rights by third parties; potential environmental liabilities; conditions in the economy in general and in the bioscience and bioprocess markets in particular; foreign exchange fluctuations; reduced private and government research funding; exposure to product liability claims; and difficulties inherent in transferring or outsourcing of manufacturing operations. Please refer to our filings with the SEC, including our most recent Annual Report on Form 10-K, for more information on these and other risks that could cause actual results to differ.

-tables follow-

Contacts:

Joshua Young

Director, Investor Relations

Millipore Corporation

(978) 715 - 1527

(800) 225 - 3384

joshua_young@millipore.com

Lynn Garvin

Vice President, Corporate Communications

Millipore Corporation

(978) 715 – 1043

lynn_garvin@millipore.com

Millipore Corporation

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2006	December 31, 2005	December 31, 2006	December 31, 2005
Net sales	$383,064	$256,332	$1,255,371	$991,031
Cost of sales	200,326	124,933	625,608	472,023

Gross profit	182,738	131,399	629,763	519,008
Selling, general and administrative expenses	117,744	76,879	387,521	304,696
Research and development expenses	23,850	16,929	86,617	66,052
Purchased intangibles amortization	4,489	1,566	11,321	4,333
Purchased in-process research and development	—	—	—	3,149

Operating income	36,655	36,025	144,304	140,778
Interest income	542	1,264	21,415	3,466
Interest expense	(16,603)	(1,690)	(45,336)	(6,711)

Income before income taxes and minority interest	20,594	35,599	120,383	137,533
Provision for income taxes	1,114	34,582	21,462	57,365
Minority interest	977	—	1,937	—

Net income	$18,503	$1,017	$96,984	$80,168

Diluted earnings per share	$0.34	$0.02	$1.79	$1.55

Diluted weighted average shares outstanding	54,468	52,964	54,245	51,659

Millipore Corporation

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31, 2006	December 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$77,481	$537,052
Marketable securities	—	113,839
Accounts receivable, net	277,410	188,130
Inventories	256,666	153,030
Assets held for sale	17,150	—
Deferred income taxes and other current assets	98,379	75,050

Total current assets	727,086	1,067,101
Property, plant and equipment, net	525,903	371,249
Deferred income taxes	181,040	73,190
Intangible assets, net	488,959	43,421
Goodwill	1,024,647	82,718
Other assets	25,369	8,986

Total assets	$2,973,004	$1,646,665

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Notes payable	$100,000	$—
Accounts payable	110,017	79,587
Accrued expenses and other current liabilities	172,091	115,655
Income taxes payable and deferred income taxes	48,606	47,357

Total current liabilities	430,714	242,599
Long-term debt	1,316,256	552,285
Deferred income taxes	182,595	5,713
Other liabilities	80,402	54,505
Minority interest	5,080	—
Shareholders’ equity	957,957	791,563

Total liabilities and shareholders’ equity	$2,973,004	$1,646,665

Millipore Corporation

Reconciliation of GAAP to Non-GAAP Financial Measures

Three Months Ended December 31, 2006

(dollars in thousands, except EPS data)

	Gross Profit	Gross Profit Margin	Operating Income	Operating Margin	Pre-tax Income	Net Income	Diluted EPS
GAAP results, three months ended December 31, 2006	$182,738	47.7%	$36,655	9.6%	$20,594	$18,503	$0.34
Non-GAAP adjustments:
Costs related to manufacturing consolidation strategy	8,143	2.1%	8,143	2.1%	8,143	5,353	0.10
Acquisition inventory fair value amortization	11,591	3.0%	11,591	3.0%	11,591	7,619	0.14
Stock-based compensation expense	483	0.1%	3,240	0.8%	3,240	2,205	0.04
Acquisition integration and restructuring expenses	3,985	1.1%	7,870	2.1%	7,870	5,174	0.09
Purchased intangibles amortization	2,432	0.7%	6,921	1.8%	6,921	4,550	0.08
Curtailment of retirement plan			8,664	2.3%	8,664	5,696	0.11

Total non-GAAP adjustments	26,634	7.0%	46,429	12.1%	46,429	30,597	0.56

Non-GAAP results, three months ended December 31, 2006	$209,372	54.7%	$83,084	21.7%	$67,023	$49,100	$0.90

Millipore Corporation

Reconciliation of GAAP to Non-GAAP Financial Measures

Twelve Months Ended December 31, 2006

(dollars in thousands, except EPS data)

	Gross Profit	Gross Profit Margin	Operating Income	Operating Margin	Pre-tax Income	Net Income	Diluted EPS
GAAP results, twelve months ended December 31, 2006	$629,763	50.2%	$144,304	11.5%	$120,383	$96,984	$1.79
Non-GAAP adjustments:
Costs related to manufacturing consolidation strategy	23,181	1.8%	23,181	1.8%	23,181	15,131	0.28
Acquisition inventory fair value amortization	24,870	2.0%	24,870	2.0%	24,870	15,963	0.29
Stock-based compensation expense	1,803	0.1%	12,200	1.0%	12,200	8,333	0.15
Acquisition integration and restructuring expenses	4,454	0.4%	15,930	1.3%	15,930	10,345	0.19
Purchased intangibles amortization	4,585	0.4%	15,906	1.2%	15,906	10,272	0.19
Environmental accrual			2,100	0.2%	2,100	1,319	0.03
Bridge loan commitment fees in connection with acquisition of Serologicals					1,310	895	0.02
Curtailment of retirement plan			8,664	0.7%	8,664	5,696	0.10

Total non-GAAP adjustments	58,893	4.7%	102,851	8.2%	104,161	67,954	1.25

Non-GAAP results, twelve months ended December 31, 2006	$688,656	54.9%	$247,155	19.7%	$224,544	$164,938	$3.04

Millipore Corporation

Reconciliation of GAAP to Non-GAAP Financial Measures

Three Months Ended December 31, 2005

(dollars in thousands, except EPS data)

	Gross Profit	Gross Profit Margin	Operating Income	Operating Margin	Pre-tax Income	Net Income	Diluted EPS
GAAP results, three months ended December 31, 2005	$131,399	51.3%	$36,025	14.1%	$35,599	$1,017	$0.02
Non-GAAP adjustments:
Costs related to manufacturing consolidation strategy	5,531	2.1%	5,531	2.1%	5,531	2,766	0.05
Acquisition inventory fair value amortization	265	0.1%	265	0.1%	265	132	—
Professional fees related to repatriation of foreign earnings			1,066	0.4%	1,066	533	0.01
Purchased intangibles amortization			1,566	0.6%	1,566	783	0.02
Income taxes on repatriation of foreign earnings						30,634	0.58
Change in tax valuation allowance						(3,177)	(0.06)

Total non-GAAP adjustments	5,796	2.2%	8,428	3.2%	8,428	31,671	0.60

Non-GAAP results, three months ended December 31, 2005	$137,195	53.5%	$44,453	17.3%	$44,027	$32,688	$0.62

Millipore Corporation

Reconciliation of GAAP to Non-GAAP Financial Measures

Twelve Months Ended December 31, 2005

(dollars in thousands, except EPS data)

	Gross Profit	Gross Profit Margin	Operating Income	Operating Margin	Pre-tax Income	Net Income	Diluted EPS
GAAP results, twelve months ended December 31, 2005	$519,008	52.4%	$140,778	14.2%	$137,533	$80,168	$1.55
Non-GAAP adjustments:
Costs related to manufacturing consolidation strategy	12,542	1.3%	12,542	1.3%	12,542	8,350	0.16
Acquisition inventory fair value amortization	2,172	0.2%	2,172	0.2%	2,172	1,446	0.03
Purchased intangibles amortization			4,333	0.4%	4,333	2,885	0.06
Costs related to divisional consolidation			3,673	0.4%	3,673	2,445	0.05
Executive termination costs			11,572	1.2%	11,572	7,704	0.15
Professional fees related to repatriation of foreign earnings			1,066	0.1%	1,066	710	0.01
In-process R&D write-off			3,149	0.3%	3,149	2,097	0.04
Income taxes on repatriation of foreign earnings						30,634	0.59
Change in tax valuation allowance						(3,177)	(0.06)

Total non-GAAP adjustments	14,714	1.5%	38,507	3.9%	38,507	53,094	1.03

Non-GAAP results, twelve months ended December 31, 2005	$533,722	53.9%	$179,285	18.1%	$176,040	$133,262	$2.58

Non-GAAP Gross Profit and Gross Profit Margin

The calculation of non-GAAP gross profit and gross profit margin is displayed in the above tables. Non-GAAP gross profit and gross profit margin exclude the costs related to our manufacturing consolidation strategy for the reasons described above in the introductory paragraphs of the “Use of Non-GAAP Financial Measures” section of this press release. Non-GAAP gross margin and gross profit margin exclude the amortization of intangible assets and acquired inventory fair value adjustments from business acquisitions because (1) the amounts are non-cash, (2) we can not influence the timing and amount of future expense recognition, and (3) excluding such expenses provides investors and management better visibility into the components of operating expenses. Non-GAAP gross profit and gross profit margin also exclude stock-based compensation expense because the accounting treatment on a year-over-year basis for option grants has changed with the adoption of Statement of Financial Accounting Standards (“SFAS”) No. 123 (revised 2004), Share-based Payment (“SFAS 123R”). We implemented the new accounting standard using the modified prospective method, which does not allow for restatement of prior period results and, accordingly, renders the year-over-year comparison not meaningful. In addition, non-GAAP gross profit and gross profit margin exclude the one-time acquisition and related integration expenses in connection with the acquisition of Serologicals because this is the largest acquisition in recent Millipore history.

Non-GAAP Operating Income and Operating Margin

The calculation of non-GAAP operating income and operating margin is displayed in the above tables. Non-GAAP operating income and operating margin exclude the amortization of intangible assets, acquired inventory fair value adjustments and in-process R&D write-off related to business acquisitions because (1) the amounts are non-cash, (2) we can not influence the timing and amount of future expense recognition, and (3) excluding such expenses provides investors and management better visibility into the components of operating expenses. The calculation of non-GAAP operating income and operating margin also exclude the costs related to our manufacturing consolidation strategy and severance related to leadership changes and division consolidation for the reasons described above in the introductory paragraphs of the “Use of Non-GAAP Financial Measures” section of this press release. Non-GAAP operating income and operating margin exclude stock-based compensation expense because the accounting treatment on a year-over-year basis for option grants has changed with the adoption of SFAS No. 123R. We implemented the new accounting standard using the modified prospective method, which does not allow for restatement of prior period results and, accordingly, renders the year-over-year comparison not meaningful. Non-GAAP operating income and operating margin exclude one-time acquisition and related integration expenses in connection with the acquisition of Serologicals because this is the largest acquisition in recent Millipore history. In addition, we have also excluded environmental site remediation costs, charges related to the curtailment of our retirement plan and professional fees related to repatriation of foreign earnings from the non-GAAP operating income and operating margin because these costs are significant and non-recurring for Millipore.

Non-GAAP Pre-tax Income

The calculation of non-GAAP pre-tax income is displayed in the above tables. Non-GAAP pre-tax income excludes bridge loan commitment fees in connection with the acquisition of Serologicals. The calculation of non-GAAP pre-tax income also excludes costs related to our manufacturing consolidation strategy; severance related to leadership changes and division consolidation; stock-based compensation expense; acquisition and integration expenses; amortization of intangible assets, acquired inventory fair value adjustments and in-process R&D write-off related to business acquisitions; retirement plan curtailment charges; environmental site remediation costs; and professional fees related to repatriation of foreign earnings for the reasons described for operating income and operating margin above.

Non-GAAP Net Income

The calculation of non-GAAP net income is displayed in the above tables. Non-GAAP net income excludes income taxes on repatriation of foreign earnings under the American Jobs Creation Act of 2004 and a change in tax valuation allowance because these are significant non-recurring items affecting the income tax provision. Because pre-tax income is included in the net income calculation, the net income calculation also excludes costs related to our manufacturing consolidation strategy; severance related to leadership changes and division consolidation; stock-based compensation expense; acquisition integration expenses and bridge loan commitment fees in connection with the acquisition of Serologicals; amortization of intangible assets, acquired inventory fair value adjustments and in-process R&D write-off related to business acquisitions; retirement plan curtailment charges; environmental site remediation costs and professional fees related to repatriation of foreign earnings for the reasons described for pre-tax income above.

Non-GAAP Diluted Earnings per Share

The calculation of non-GAAP diluted earnings per share is displayed in the above tables. Because net income is included in the diluted earnings per share calculation, the diluted earnings per share calculation excludes the amounts for costs related to our manufacturing consolidation strategy; severance related to leadership changes and division consolidation; stock-based compensation expense; acquisition integration expenses and bridge loan commitment fees in connection with the acquisition of Serologicals; amortization of intangible assets, acquired inventory fair value adjustments and in-process R&D write-off related to business acquisitions; retirement plan curtailment charges; and environmental site remediation costs; professional fees related to the repatriation of foreign earnings; income tax effect of the repatriation of foreign earnings under the American Jobs Creation Act of 2004 and a change in tax valuation allowance for the reasons described for net income above.

#    #    #